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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-67828, 333-82818, 333-104427, 333-107356, 333-116103, 333-125080, 333-132556 and 333-14287) pertaining to the 1992 Incentive Stock Plan, 1995 Management Stock Option Plan, 1997 Employee Stock Purchase Plan, 1999 Equity Incentive Plan, 2003 Equity Incentive Plan and 2004 Equity Incentive Plan and Amendment No. 1 to the Registration Statement (Form S-3/A No. 333-117592) of our reports dated March 13, 2008, with respect to the consolidated financial statements and schedule of Omnicell, Inc. and the effectiveness of internal control over financial reporting of Omnicell, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Palo Alto, California
March 13, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM